EXHIBIT 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54688, No. 333-00417, and No. 333-147986 on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of GapShare 401(k) Plan for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 25, 2008